EXHIBIT 10.1

                              EMPLOYMENT AGREEMENT

         Employment Agreement ("Agreement"), dated as of January 1, 1997, between Bull Run Corporation, a Georgia corporation (the "Company"), and Robert
S. Prather, Jr. ("Executive").

         WHEREAS, the Company is desirous of employing Executive to further the business purposes of the Company; and

         WHEREAS, the Company is desirous of being employed by the Company on the terms provided herein:

         NOW, THEREFORE, the Company and Executive agree as follows:

         1. Employment. The Company hereby agrees to employ Executive as President and Chief Executive Officer of the Company, and Executive hereby agrees to accept such employment and perform the duties of the office of President and Chief Executive Officer of the Company. Executive shall report to and be under the direction and control of the Board of Directors of the Company, and shall have the usual and necessary authority, duties and responsibilities of President and Chief Executive Officer of the Company. In addition, Executive shall have such other authority, duties and responsibilities as may from time to time be prescribed by the Board of Directors. Executive shall devote substantially all his business time and attention to the business of the Company and its parent and subsidiaries (if any) and to promoting their best interests, and shall not during the term of this Agreement be engaged in any other business activity, whether or not such business activity is pursued for gain, profit or other pecuniary advantage; provided, however, that, subject to Section 10 hereof, this shall not be construed as preventing Executive (a) from investing his assets in such form or manner as will not require any services on the part of Executive in the operation of the affairs of the companies in which such investments are made, (b) engaging in charitable or other activities which do not conflict with the activities of the Company, or (c) acting as a director of companies which are not competitors of the Company. The Company shall furnish Executive with a private office, secretarial help and other facilities and services as are suitable to his position and adequate for the performance of his duties in accordance with the provisions of this Agreement. In addition, the Company shall provide Executive with such executive perquisites as it normally provides to the President of the Company consistent with past practices.

         2. Term of Employment. Subject to the provisions for termination hereinafter provided, the term of this Agreement shall be from the date of this Agreement until December 31, 1999.

         3. Place of Performance. In connection with his employment by the Company, Executive shall be based at the Company's principal executive offices; provided, however, that Executive shall not be required to perform his duties for more than thirty (30) working days in any year, or more than ten (10) consecutive days at one time, at any office located in any place other than the greater metropolitan area of Atlanta, Georgia.

         4.   Compensation and Expenses.

              (a) During the period of Executive's employment hereunder, the Company shall pay to Executive a salary at a rate of not less than $325,000 per year, payable in accordance with the normal payroll practice of the Company (subject to income tax, social security tax and other applicable withholdings). Executive's salary shall be reviewed by the Board of Directors of the Company or the proper committee thereof at intervals not greater than twelve months to determine what adjustment, if any, should be made, consideration being given to the scope of his responsibilities and the performance of his duties. Upon such review, Executive's salary may, but need not, be increased, but shall not be reduced without Executive's consent.

              (b) In addition to his salary, Executive may also be paid such bonuses and other compensation, if any, as may from time to time be determined by the Board of Directors of the Company, taking into account, among other factors, the Company's and the Executive's performance.

              (c) During the term of this Agreement, the Company shall reimburse Executive for all reasonable travel and other business expenses reasonably necessary and appropriate for the performance of his duties hereunder, provided that Executive submits receipts or other expense records to the Company in accordance with the Company's general reimbursement policy then in effect for executives and other employees of the Company.

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              (d) During the term of this Agreement, the Company shall furnish
Executive with an automobile. The Company shall pay for all reasonable expenses of obtaining, maintaining and operating any such automobile, including lease payments, insurance, maintenance, car phone, gas and oil.
         5.   Employee Benefit Plans.
              (a) During the term of Executive's employment under this Agreement, Executive shall be entitled to participate in all employee benefit plans in effect for executives of the Company during the term of this Agreement and shall be provided with an annual physical examination and up to $4,000 annual reimbursement for medical benefits and deductibles not covered by the Company's benefit plans.
              (b) During the term of Executive's employment, Executive shall be entitled to reasonable vacations consistent with overall Company policy and commensurate with his position and responsibilities, as well as paid holidays given by the Company to its employees.
         6.   Offices.
         Executive agrees to serve, if elected or appointed thereto, as an officer or director of any of the Company's subsidiaries.
         7.   Termination.

              (a) Death. Executive's employment hereunder shall terminate upon his death.
              (b) Disability. If, as a result of Executive's incapacity due to physical or mental illness ("Disability"), Executive shall be unable to substantially perform his duties hereunder at the Company's principal executive offices for six (6) consecutive months, then Executive shall be deemed to be permanently disabled and the Company shall give Executive Notice of Termination (as hereinafter defined).
              (c) Cause. The Company may terminate Executive's employment hereunder for Cause. For the purpose of this Agreement, the Company shall have "Cause" to terminate Executive's employment hereunder upon (i) the failure by Executive to substantially perform his duties hereunder (other than any such failure resulting from incapacity due to physical or mental illness) or repeated refusal by Executive to obey reasonable and lawful orders of the Board of Directors of the Company, which orders are consistent with then established policies of the Company and with the position, status, duties and office of Executive, provided that such failure or refusal has, or is likely to have, a material adverse effect on the business of the Company, or (ii) the engaging by Executive in malfeasance or acts of moral turpitude materially and substantially injurious to the Company or the engaging by Executive in any act prohibited by
Section 10 hereof. Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to Executive a copy of a resolution, duly adopted by a majority of all of the Directors of the Company, finding that in the good faith opinion of the Board, Executive was guilty of conduct set forth above in clause (i) or (ii) of the preceding sentence, and specifying the particulars thereof in detail.
              (d) Notice of Termination. Any purported termination by the Company pursuant to subsection (b) or (c) shall be communicated by written Notice of Termination to the Executive. For purposes of this Agreement, a "Notice of Termination" shall mean a notice that shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision indicated.
              (e) Date of Termination. The effective date of termination shall be:
                  (i) If Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that Executive shall not have returned to the performance of his duties on a full-time basis during such thirty (30) day period, in which event such Notice of Termination will be void);

                  (ii) If Executive's employment is terminated pursuant to paragraph (c) above, the date specified in the Notice of Termination; or

                  (iii) If Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given.
              (f) Termination by Executive. Executive may terminate his employment effective upon written notice to the Company in the event of a material breach by the Company of this Agreement.
         8.   Compensation Upon Termination or During Disability.
              (a) If Executive's employment shall be terminated by reason of his death, the

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Company shall pay to his estate, the salary which would otherwise be payable to Executive up to the end of the month in which his death occurs and for the twelve (12) months after the month in which his death occurs.
              (b) During any period that Executive fails to perform his duties hereunder as a result of incapacity due to physical or mental illness, Executive shall continue to receive his full salary at the rate then in effect for the greater of one (1) year or such period until his permanent disability status is established pursuant to subsection 7(b) hereof. Thereafter, Executive's compensation shall be in accordance with such long-term disability plans of the Company as may then be in effect.
              (c) If Executive is terminated for Cause he shall receive only his salary to the Date of Termination.
              (d) If, in breach of this Agreement, the Company shall terminate Executive's employment other than pursuant to subsections 8(a), (b) or (c) hereof, or if Executive terminates his employment pursuant to Section 7(g), then such termination shall nevertheless be effective, but the Company shall continue to pay Executive his full salary pursuant to subsection 4(a) hereof through the end of the term of this Agreement and, to the extent permitted by applicable law, shall pay to the executive all benefits under the Company's employee benefit plans that have accrued to executive, but were unpaid, through the effective date of termination and cause all stock options (if any) issued to Executive by the Company that are outstanding on the effective date of termination to vest in full as of the effective date of termination, and Executive shall have the right to full health benefit coverage under the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"); provided, however, that if Executive is ineligible for coverage under COBRA, the Company shall provide equivalent coverage to Executive at a cost to Executive no greater than that under COBRA, but only to the extent that Executive is not covered under any other health benefit plan.
         9.   Successors; Binding Agreement.
         The rights and obligations of the Company under this Agreement shall inure to the benefit of and shall be binding upon the successors and assigns of the Company, and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
         10.  Covenants.
              (a) Executive agrees that during the term of this Agreement and for a period of one (1) year from the termination of Executive's employment with the Company (unless such termination is the result of a breach of the Agreement by the Company), whether or not such termination occurs at the end of the term of this Agreement, he will not, directly or indirectly, enter into any business competitive with that of the Company or of any of its affiliates, or work in or render any service or assistance to any person or entity that is engaged primarily in a business that is competitive with that of the Company; provided, however, that the ownership of less than five percent of an issue of the capital stock of a publicly held company if such issue of capital stock is traded on a national securities exchange or NASAQ shall not be deemed a violation of this
Section 10(a). Executive further agrees that he will not, directly or indirectly, solicit any of the Company's management employees to work for him or any competitor of the Company.
              (b) Executive hereby recognizes that the value of the Confidential Information disclosed by the Company to Executive in the course of his engagement with the Company is attributable substantially to the fact that such Confidential Information is maintained by the Company and its Affiliates in the strictest confidentiality and secrecy and would be unavailable to others without the expenditure of substantial time, effort or money. Executive, therefore, covenants and agrees to keep strictly secret and confidential the Confidential Information of the Company in accordance with the following provisions of this
Section 10(b). Executive covenants and agrees to safeguard the Confidential Information of the Company disclosed to or otherwise acquired by Executive in the course of his engagement with the Company and to prevent the disclosure or other dissemination thereof to any third party, or the use thereof by any Competitive Business or Competitive Business Enterprise. In implementation of the foregoing, Executive shall not disclose any of the Confidential Information of the Company to any employee or consultant except those for whom disclosure is necessary for the effective performance of their responsibilities as employees or consultants and, in each case, only to the

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extent required for such effective performance of responsibilities by employees or consultants to whom such disclosure is made pursuant to this Section 10(b). The obligations undertaken by Executive pursuant to this Section 10(b) shall not apply to any Confidential Information which hereafter shall become published or otherwise generally available to the public, except in consequence of a willful or negligent act or admission by Executive or his Affiliates, or employees in contravention of the obligations hereinabove set forth in this Section 10(b), and such obligations shall, as so limited, survive expiration or termination of this Agreement.
              (c) Executive shall not, during or after the term of this Agreement, make any statement or do any act which will disparage or injure the goodwill or reputation of the Company of its Affiliates. Executive and the Company mutually agree that Executive's obligations contained in this Section 10 are reasonable and necessary for the protection of the Company and are of a special and unique character which gives them a particular value, and that the Company cannot be reasonably or adequately compensated in damages in an action at law in the event Executive breaches such obligations. Executive therefore expressly agrees that, in addition to any other rights or remedies which the Company may possess, the Company shall be entitled to injunctive and other equitable relief to prevent a breach of this Section 10 by Executive, including a temporary restraining order or temporary injunction from any court of competent jurisdiction restraining any threatened or actual violation, and Executive consents to the entry of such an order and injunctive relief and waives the making of a bond as a condition for obtaining such relief. Such right shall be cumulative and in addition to any other legal or equitable rights and remedies the Company may have.
              (d) As used in this Section 10, the following terms shall have the following respective meanings:
                  (i) "Affiliate" means any person or entity controlling, controlled by or under common control with another person or entity through any means; and
                  (ii) "Confidential Information" means all information not in the public domain relating to the business of the Company, its subsidiaries or affiliated entities, or relating to its employees, accounts, suppliers or operations.
         11.  Notice.
              For the purpose of this Agreement, notices and all other communications provided for herein shall be in writing and shall be deemed to have been duly given when delivered, if personally delivered, or three (3) days after being mailed by United States registered mail, return receipt requested, postage prepaid, addressed as follows:

              If to Executive:

                  Robert S. Prather, Jr.
                  1843 West Wesley Road
                  Atlanta, Georgia 30327

              If to the Company:

                  4370 Peachtree Road, N.E.
                  Atlanta, Georgia  30319
                  Attention:  Corporate Secretary

or to such other address as any party may have furnished to the other in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.
         12.  Miscellaneous.
              No provisions of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing signed by Executive and such officer as may be specifically designated by the Board of Directors of the Company. No waiver by either party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not set forth expressly in this Agreement. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of

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Georgia.
         13.  Counterparts.
              This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.
         14.  Severability.
              If in any jurisdiction, any provision of this Agreement or its application to any party or circumstance is restricted, prohibited or unenforceable, such provision shall, as to such jurisdiction, be ineffective only to the extent of such restriction, prohibition or unenforceability, without invalidating the remaining provisions hereof and without affecting the validity or enforceability of such provision in any other jurisdiction or its application to other parties or circumstances. In addition, if any one or more of the provisions contained in this Agreement shall for any reason in any jurisdiction be held to be excessively broad as to time, duration, geographical scope, activity or subject, it shall be construed, by limiting and reducing it, so as to be enforceable to the extent compatible with the applicable law of such jurisdiction as it shall then appear.

         IN WITNESS WHEREOF, this Agreement has been executed by the Company and Executive as of the date written above.

                                        BULL RUN CORPORATION


                                        By: /s/ J. MACK ROBINSON
                                        Title: Chairman



                                        /s/ ROBERT S. PRATHER, JR.
                                        ROBERT S. PRATHER, JR.


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